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                                                                                         Exhibit 11


                                      ENGINEERED SUPPORT SYSTEMS, INC.
                              STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

                                                                Three Months Ended                   Six Months Ended
                                                                     April 30                            April 30
                                                           ----------------------------        ----------------------------
                                                              2000              1999              2000              1999
                                                           ----------        ----------        ----------        ----------
NET INCOME                                                 $2,570,099        $1,792,234        $5,144,370        $3,180,636
                                                           ==========        ==========        ==========        ==========


BASIC EARNINGS PER SHARE

    Average basic shares outstanding                        6,984,016         5,052,423         6,953,217         4,950,724
                                                           ==========        ==========        ==========        ==========


                                                                 $.37              $.35              $.74              $.64
                                                           ==========        ==========        ==========        ==========


DILUTED EARNINGS PER SHARE

    Average basic shares outstanding                        6,984,016         5,052,423         6,953,217         4,950,724

    Net effect of dilutive stock options<F1>                  177,078           178,179           163,470           179,103
                                                           ----------        ----------        ----------        ----------
                                                            7,161,094         5,230,602         7,116,687         5,129,827
                                                           ==========        ==========        ==========        ==========

                                                                 $.36              $.34              $.72              $.62
                                                           ==========        ==========        ==========        ==========

<F1> Based on the treasury stock method.

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